UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2018 (January 18, 2018)

LSC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37729	36-4829580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 North Wacker Drive, Suite 1400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(773) 272-9200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2018, the Human Resources Committee (the “Committee”) of the Board of Directors of LSC Communications, Inc. (the “Company”) determined to make available benefits under the LSC Communications US, LLC Key Employee Severance Plan (the “Severance Plan”) to the following of the Company’s executive officers: Suzanne S. Bettman, Andrew B. Coxhead, Kent A. Hansen and Richard T. Lane (the “Executive Officers”) if such Executive Officer agrees to waive any existing employment or severance agreements, and also approved the form of Participation Agreement to be used to make awards to the Executive Officers under the Severance Plan (which will supersede the form of Participation Agreement previously filed as Exhibit 10.16 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017). The Committee adopted the Severance Plan on October 25, 2017 to provide financial protection to certain key employees of the Company in the event of their termination of employment in specific circumstances.

Under the Severance Plan, participants who are terminated by the Company without “cause” (as defined in the Severance Plan) or, if applicable, who terminate employment for “good reason” (as defined in the applicable Participation Agreement), are eligible to receive a severance payment, paid as salary continuation, equal to a multiple of the participant’s base salary plus bonus at target, a COBRA subsidy equivalence and outplacement assistance, subject to the execution of a release and waiver of claims in favor of the Company. If a participant’s employment is terminated by the Company without cause, or, if applicable, if the participant terminates employment for good reason within two years following a “change in control” (as defined in the Severance Plan), then the multiple applied to the benefits described above will be as defined in the applicable Participation Agreement. If any payment under the Severance Plan would cause a participant to become subject to the excise tax imposed under section 4999 of the Internal Revenue Code, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after tax position than if the participant were to pay the tax. The Company will promptly disclose the applicable terms of each Executive Officer’s participation in the Severance Plan (including the severance multiples in such Executive Officer’s Participation Agreement) on Form 8-K when determined.

The foregoing description of the Severance Plan and the form of Participation Agreement are summaries and are qualified in their entirety by reference to the full text of the Severance Plan and the form of Participation Agreement. A copy of the Severance Plan was filed as Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and a copy of the form of Participation Agreement is attached hereto as Exhibit 10.1.

Item 9.01.	Exhibits.

10.1	Form of Participation Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC Communications, Inc.

Date: January 19, 2018	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Secretary; Chief Compliance Officer; General Counsel